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                                                                   EXHIBIT 10.10

                               LICENSING AGREEMENT
                               -------------------

         THIS LICENSING AGREEMENT (this "Agreement"), made and entered into as of this 31st day of July, 2000, by and between NANCY LOPEZ ENTERPRISES, INC. having an address at IMG Center, Suite 100, 1360 East 9th Street, Cleveland, Ohio 44114 (hereinafter referred to as "Licensor"), and S2 GOLF, INC., 18 Gloria Lane, Fairfield, New Jersey 07004 (hereinafter referred to as "Company");

                                   WITNESSETH:
                                   ----------

         WHEREAS, the Company desires to obtain the right to use the name, likeness and endorsement of Nancy Lopez (hereinafter called "Golfer") in connection with the advertisement, promotion and sale of "Licensed Products" (hereinafter defined);

         WHEREAS, Golfer has, pursuant to EXHIBIT C hereto, granted such exclusive rights to Licensor together with the right to sublicense such rights;

         NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall be defined as set forth below:

         (a) "Golfer Identification" shall mean the full name NANCY LOPEZ, the facsimile signature of Nancy Lopez, and the image, likeness, photograph and endorsement of Golfer, the Golfer Trademarks, and any combination thereof as may be approved in advance by Licensor.

         (b) "Company Trademarks" shall mean those trademark registrations owned or controlled by the Company in any country or territory of the world including product names.

         (c)      "Golfer Trademarks" shall mean those trademarks listed in
                  Section 15(g) hereof.

         (d) "Products" as used herein shall mean golf clubs and components thereof (heads, shafts and grips), golf caddy bags and golf caddy bag accessories (travel covers, etc.), golf gloves, golf shoes, golf balls, golf practice and training devices, and golf headwear.

         (e) "Licensed Products" shall mean all Products of Company which have any part of the Golfer Identification affixed or attached thereto in any permanent, non-removable manner or which are sold in packages which bear the Golfer Identification.


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         (f)      "Contract Period" shall mean that period which shall commence
                  August 1, 2000 and continue until December 31, 2007, unless terminated earlier pursuant to the terms hereof, and the Renewal Period (as defined herein), if any.

         (g) "Contract Year" shall mean a period of twelve (12) successive months commencing on any first day of January and ending on the last day of December during the Contract Period, provided, however, the first Contract Year shall commence August 1, 2000 and end December 31, 2000.

         (h)      "Contract Territory" shall mean the world.

         2. GRANT OF RIGHTS. Licensor hereby grants to Company, subject to all of the terms and conditions of this Agreement, the exclusive right and license to use the Golfer Identification during the term of the Contract Period throughout the Contract Territory in connection with the manufacture, advertisement, distribution and sale of Licensed Products. Licensor has the exclusive right to grant the license described herein, and will not grant the right to use the Golfer Identification to any third party (any party other than Company) for use anywhere in the Contract Territory during the Contract Period in connection with the advertisement, promotion, distribution or sale of Products. The foregoing exclusive rights to distribute and sell Licensed Products shall include the right to make catalogue sales of Licensed Products, and the right to distribute Licensed Products by direct sales to consumers. Company shall be solely responsible for ensuring that all uses of Golfer Identification and the manufacture, advertisement, distribution and sale of the Licensed Products comply with applicable law. Upon twelve months' prior written notice, the Company shall have the right on every other January 1st during the Contract Period beginning January 1, 2002 (e.g., January 1, 2004, January 1, 2006, etc.) to include, in the definition of "Products," golf apparel, including golf rainwear, to the extent the Company begins to produce a line of such products. Until the Company so includes golf apparel in the definition of "Products," Golfer shall be permitted to endorse (by a patch on her clothing or otherwise) and use golf apparel manufactured and/or distributed by third parties, except that Licensor may not permit Golfer and Golfer may not endorse the products of or contract for endorsement or promotional services with the companies involved in the manufacture, distribution or sale of articles of the same generic type as the Licensed Products (each, a "Competitor," collectively, the "Competitors").

         3. MARKETING EFFORTS. Company agrees that, during the Contract Period, it will use its good and commercially reasonable efforts to actively and aggressively promote the sale of Licensed Products throughout the Contract Territory. Licensor recognizes that Company may manufacture, import, market and sell Products bearing the personal identification and endorsement of Company or third parties and that notwithstanding the preceding sentence, Company may exercise independent business judgment in marketing, advertising and promoting Products of Company that is in the best interest of its shareholders.

         4. SUBCONTRACT MANUFACTURERS; SUBLICENSES. (a) Upon the prior written consent of Licensor, which consent shall not be unreasonably withheld, Company shall have the right to make arrangements for the subcontract manufacture, finishing, packaging and storing of Licensed Products, provided that Company shall ensure that no such subcontractor shall take any

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action contrary to or inconsistent with the terms and conditions set forth in this Agreement and that Licensor is acknowledged as an intended third party creditor beneficiary with respect to any such arrangement, and further provided that no corporate name, trade name or brand name other than Company's may be used on or in connection with Licensed Products.

         (b) Licensor agrees that Company shall have the right, with the prior written consent of Licensor which consent shall not be unreasonably withheld, to sublicense any of the rights herein granted to Company including the right to subcontract as provided in Section 4(a) above provided that any such sublicensee agrees to be bound by the terms hereof and any such sublicense shall be co-terminus with the term hereof and provided Licensor shall be permitted to withhold its consent in its sole discretion with respect to any proposed sublicense that will pay Company a royalty of less than 6% of such sublicensee's revenue. Company agrees to use good and commercially reasonable efforts to monitor and enforce such compliance.

         5. APPROVED SUBLICENSEES. (a) Licensor hereby agrees that during the Contract Period, Company shall have the right (pursuant to Section 4(b) hereof) to designate those one or more third parties (if any) which shall be granted the right to use the Golfer Identification in connection with the manufacture, advertisement, packaging, promotion, distribution and sale of one or more items of Licensed Products within the Contract Territory. Each sublicensee appointed by Company hereunder is referred to as an "Approved Sublicensee." Each sublicense agreement by which a third party is designated an Approved Sublicensee is hereinafter referred to as an "Approved Sublicense."

         (b) Each Approved Sublicense shall terminate or expire on or prior to the last day of the Contract Period (or shall include a provision giving to Licensor the option to terminate such Approved Sublicense as of the last day of the Contract Period).

         (c) Company shall, from time to time, at the request of Licensor, deliver to Licensor a list of all then-current Approved Sublicensees including the address of each Approved Sublicensee, a list of the Licensed Products distributed and sold by each such Approved Sublicensee, and a list of all retailers distributing and selling Licensed Products produced by each such Approved Sublicensee.

         (d) All compensation of whatever nature paid by or on behalf of each Approved Sublicensee in connection with each Approved Sublicense shall be paid to and collected by Company. Company shall require each Approved Sublicensee to prepare and submit to Company reasonably detailed sales reports with respect to all sales of Licensed Products setting forth sales separately according to the particular category of Licensed Product.

         (e) Company shall pay Licensor twenty-five percent (25%) of any and all amounts received by Company (whether as percentage royalty or fixed amount) from an Approved Sublicense during the relevant sales reporting period (the "Sublicense Royalty").

         (f) The following sublicense agreements are hereby approved by
Licensor:


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                  (i)      Amended and Restated Sub-License Agreement dated July
                           1, 1998 by and between Tournament Sports, Inc. and the Arnold Palmer Golf Company.

                  (ii) Sub-License Agreement dated October 1, 1998 by and between Tournament Sports, Inc. and the Arnold Palmer Golf Company.

                  (iii) Trademark Sub-License Agreement dated January 1, 2000 by and between Mortex Limited and the Arnold Palmer Golf Company.

         6. ANCILLARY MARKETING SERVICES OF GOLFER. (a) To facilitate Company's usage of the exclusive right and license to the Golfer Identification, as provided herein, Licensor agrees, at the request of Company and upon adequate notice provided Company is not in default hereunder and subject always to Golfer's personal and professional schedule, to use good and commercially reasonable efforts to cause Golfer to provide the ancillary marketing services as set forth below. Licensor shall cause Golfer to attend four half-day sessions (each such session referred to hereafter as a "Service Day") per Contract Year one of which will be the annual PGA Show in each of the first three full Contract Years.

         (b) All such Service Days shall be at a mutually convenient location selected by Licensor and the Company and on such dates and times as are mutually convenient. Service Days shall not exceed four (4) hours of Golfer's time (excluding lunch or break time and providing that transportation time for such day does not exceed four hours). In addition, unused Service Days may not be carried forward or backward from one Contract Year to another unless such unused Service Days arise due to failure of Licensor or Golfer to, after reasonable advance notice from the Company in each case, agree to or schedule Service Days requested by the Company; provided, however, in no event shall Golfer be required to attend more than six Service Days in any Contract Year. Failure to utilize any or all of the ancillary services as provided above shall not result in any reduction in remuneration payable to Licensor in accordance with this Agreement.

         (c) With respect to the ancillary marketing services provided by Golfer, Company agrees to provide Golfer and one (1) traveling companion with reasonable first class travel expenses, hotel, meals and local ground transportation required in connection with the foregoing services.

         (d) If Licensor confirms Golfer's availability for any Service Day, and an illness, injury or other emergency beyond the reasonable control of Golfer prevents Golfer from appearing on that date, Licensor shall so notify Company immediately and then the parties will attempt in good faith to reschedule for another mutually agreed upon date, subject always to prior bona fide commitments. Golfer's non-appearance for the foregoing reasons is not a breach of this Agreement; and neither Licensor nor Golfer is responsible for any expenses incurred by Company in connection with such non-appearance.


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         (e) It is understood that neither Licensor nor Golfer shall have any liability at all to Company or any third party with respect to such development or review input provided hereunder.

         (f) In addition to and separate from any other remuneration, if Company uses any performance or service of Golfer hereunder in any way that is subject to the jurisdiction of any applicable artists' union, guild or other organization (including, without limitation, SAG, ACTRA and AFTRA), Company shall pay directly to such organization all payments, dues and/or fees (for benefit plans or otherwise) required by such entity to be made with respect to Golfer' performance or services. Without limiting the foregoing, the parties agree for the purposes of this subparagraph that the value of Company's use of Golfer's appearance in any television commercial(s) shall be an amount equal to the then-existing minimum or scale payments required to be paid to principal performers appearing in a commercial shot and used in accordance with applicable provisions of the applicable ACTRA, AFTRA or SAG contracts or other collective bargaining agreement. Any such minimum or scale payments so required to be paid (and actually paid) to Golfer shall be credited against amounts otherwise payable to Golfer hereunder. This provision shall survive any expiration or termination of this Agreement.

         7. USE OF LICENSED PRODUCTS. (a) Company acknowledges that Licensor has developed a valuable right in the Golfer Identification which is an integral part of this Agreement and subject to an exclusive license to Company as provided herein. In an effort to maintain and enhance the goodwill associated with the Golfer Identification and to assist Company in the usage of the Golfer Identification, and provided that Company is not in default of any of its obligations hereunder, and provided further that Company shall supply Golfer at no cost or expense with sufficient quantities of Licensed Products (including, as to golf clubs, irons, driver and woods) which are fully acceptable to Golfer for her use in tournament play, then Licensor agrees that, except as otherwise provided herein, Golfer will use Licensed Products (except golf headwear) exclusively whenever she participates publicly in any golf tournament, exhibition, clinic, or other similar golf-related event in which she participates publicly anywhere in the world. Company shall have the right to have those Licensed Products used by Golfer hereunder identified with the Golfer Identification in the same manner such Licensed Products are identified when distributed and sold to consumers. It is understood, however, that any such identification must be of a size, shape and location not in conflict with LPGA rules or the rules governing any professional golf tournament in which Golfer participates. Company further acknowledges that Licensor shall have the right to display one third party advertising patch on the golf caddy bag (which shall be a Product of Company) used by Golfer and one third party advertising patch on the shirt and/or any outerwear worn by Golfer during her participation in golf tournaments, exhibitions and other golf related events in which she participates anywhere in the world during the Contract Period. Licensor shall use reasonable efforts to cause Golfer to place a Company advertising patch on the chest of the shirt, vest and rainwear jacket. If Golfer does not place such advertising patch on the chest of the shirt for any reason including but not limited to other sponsorship obligations, Licensor shall cause Golfer to place the patch on another visible location on the shirt (it being understood that such location shall be on the left sleeve, if available, and if not available, the right sleeve or right chest of the shirt and rainwear jacket). In addition to this patch, Licensor shall cause Golfer to place a Company advertising patch on the collar of Golfer's shirt. It is understood, however, that any third party advertising


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patch shall not incorporate any name, logo or identification of any Competitor.
It is further understood by the parties hereto that Golfer has a separate agreement with Sara Lee Corporation ("Sara Lee") to wear a Sara Lee visor whenever she participates publicly in any golf tournament, exhibition, clinic or other similar golf-related event. Upon the expiration or termination of such agreement, Licensor agrees to negotiate in good faith with Company prior to negotiating with any third party (other than Sara Lee) with respect to Golfer's headwear. If the parties are unable to reach agreement within thirty days after the start of such negotiations, Licensor shall be permitted to enter into negotiations and contract with third parties (who are not Competitors) with respect to Golfer's headwear; provided, however, during the Contract Period, Company shall have the right to match any offer by a third party that is less than the final written offer submitted to Licensor by Company during the thirty-day negotiation period. If the Company desires to match such third party's offer it must provide written notice thereof within ten days after receiving notice of such third party offer and must enter into an amendment of this Agreement within thirty days thereafter incorporating the terms of such offer.

         (b) Notwithstanding the foregoing, it is understood and agreed that if Golfer shall find in her sincere good faith judgment that any Licensed Products as previously supplied by Company are not satisfactory for her use, then Licensor shall immediately so notify Company, and Company shall use good and commercially reasonable efforts to supply Golfer with Licensed Products which are fully satisfactory to Golfer. In no event shall Golfer be required to use Licensed Products which are unsatisfactory, including during any period in which Company is attempting to replace such Licensed Products with satisfactory ones.

         8. REMUNERATION. (a) FIXED ROYALTY. In consideration of the rights herein granted and the ancillary marketing services to be provided hereunder, Company shall pay to Licensor, with respect to each Contract Year during the Contract Period, an annual non-refundable amount of Two Hundred Thousand U.S. Dollars (US$200,000) ("Fixed Royalty"), provided, however, the Fixed Royalty for the 2000 Contract Year shall be pro rated from the date hereof. Each such Fixed Royalty amount shall be payable in four (4) equal quarterly installments due on or before the final day of each fiscal quarter during the relevant Contract Year; provided, however, a payment of $33,333.33 for the third quarter of 2000 shall be payable one-half on or before August 1, 2000 and the remainder on or before October 1, 2000.

         (b) ROYALTY ON LICENSED PRODUCTS. In consideration of the rights herein granted and the ancillary marketing services to be provided hereunder, Company shall pay to Licensor a royalty on sales of Licensed Products ("Percentage Royalty," and with Fixed Royalty, the "Royalty" or "Royalties"), with respect to each Contract Year, in an amount equal to the following percentages of the "Revenue for Licensed Products" (as defined below):

           Revenue for Licensed Products               Percentage Royalty
           -----------------------------               ------------------

                  Up to $10 Million                           3%
               Greater than $10 Million                     3.5%

Such Percentage Royalty on Licensed Products shall be payable within forty-five
(45) days after the end of each Contract Year. "Revenue for Licensed Products" shall mean the number of


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Licensed Products distributed to third parties multiplied by the Net Sales Price
(as defined below). "Net Sales Price" for Licensed Products shall mean the invoiced billing price to customers or distributors, less only shipping charges, freight, duties, insurance, sales taxes, value-added taxes, customary discounts and credits allowed for returned or defective merchandise (but no reserve for returns). All Percentage Royalties due Licensor shall accrue upon the sale of the Licensed Products regardless of the time of collection by Company. Licensed Products shall be considered "sold" as of the date on which said Licensed Products are invoiced, shipped or paid for, whichever first occurs. If sales are made to any party affiliated with or related to Company, Percentage Royalties shall be computed based upon the regular price for such Licensed Products charged to unrelated third parties. There shall be no deduction from "Net Sales Price" for uncollectable accounts. For purposes of calculating Percentage Royalties, Products that are the same as Licensed Products, except for the labeling or packaging, shall be considered Licensed Products.

         (c) The aggregate Percentage Royalty and Sublicense Royalty payable to Licensor in any Contract Year shall be reduced by the amount of the Fixed Royalty actually paid to Licensor with respect to such Contract Year.

         (d) BONUSES. In recognition of the increased value of the Golfer Identification resulting from any of the following achievements, Company shall pay to Licensor the following bonuses ("Bonuses") during each Contract Year:

                  (i) U.S. OPEN, NABISCO CHAMPIONSHIP, LPGA CHAMPIONSHIP, DU MAURIER CLASSIC AND THE MAJOR CHAMPIONSHIP(S) THAT REPLACE ANY OF THESE CHAMPIONSHIPS:

                               Achievement                          Bonus
                               -----------                          -----

                               Winner                             US$30,000
                               Runner Up (or tie)                 US$10,000
                               Third-Fifth (or tie)               US$5,000

                  (ii) ANY LPGA TOURNAMENT OR SANCTIONED EVENT (OTHER THAN THE ABOVE) THAT IS TELEVISED (INCLUDING BUT NOT LIMITED TO THE SKINS GAME, DINERS CLUB AND WENDY'S THREE TOUR CHALLENGE AND THEIR SUCCESSORS):

                               Achievement                          Bonus
                               -----------                          -----

                               Winner                             US$10,000
                               Runner Up (or tie)                 US$ 5,000
                               Third-Fifth (or tie)               US$ 2,000

                  (iii) NAMED U.S. LPGA PLAYER OF THE YEAR: Bonus in the amount of US$25,000.

                  (iv)     AWARDED VARE TROPHY: Bonus in the amount of
                           US$25,000.


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If any one or more of the above-named tournaments or awards are canceled,
Licensor and Company shall agree in good faith upon an appropriate replacement. All Bonuses payable under this section shall be in addition to amounts otherwise payable hereunder to Licensor. All Bonuses due for each tournament shall be paid within thirty (30) days after the conclusion of the tournament or the date of the achievement concerned (or thirty (30) days after Company has received verification of the achievement and an invoice with respect to such amount, if later) and shall be payable as provided in Section 10 hereof.

         (e) STOCK OPTIONS. In consideration of the rights herein granted and the ancillary marketing services to be provided hereunder, at the end of each Contract Year, Company shall grant to Licensor, subject to the terms and conditions of a Stock Option Agreement in form and substance substantially similar to EXHIBIT A hereto, options to purchase shares of the Company's common stock ("Options") in accordance with the following schedule:

            Revenue for Licensed Products      Number of Options to be Granted
            -----------------------------      -------------------------------

               Greater than $6,500,000                      2,000
               $7,000,000-$7,499,999                        3,000
               $7,500,000-$7,999,999                        4,000
               $8,000,000-$8,499,999                        5,000
               $8,500,000-$8,999,999                        6,000
               $9,000,000-$9,499,999                        7,000
               $9,500,000-$9,999,999                        8,000
               Greater than $10,000,000                     9,000

The Options shall vest and become exercisable on the date of grant and the exercise price shall be equal to the fair market value of a share of the Company's common stock as of the date of grant.

         (f) The parties agree to renegotiate in good faith the fees payable to Licensor or add additional Service Days under this Agreement if Golfer does not participate in at least ten LPGA Tour events in each of the first three full Contract Years.

         9. BOOKS AND RECORDS. (a) Company shall supply Licensor with a sales report with respect to all sales of Licensed Products sold by Company during each calendar year quarter during each Contract Year, said sales reports are to be delivered to Licensor within forty-five (45) days following the conclusion of each such quarterly period. Such sales report shall indicate, separately for each category of Licensed Products, the number of each item of Licensed Products sold during each month and the Net Sales Price of each such item.

         (b) Company shall keep and maintain accurate books and records with respect to all sales of Licensed Products and the computation of remuneration earned or accrued with respect thereto, which books and records shall be available for inspection and copying by Licensor or its authorized agents or representatives upon reasonable advance notice during ordinary business hours within two years after the conclusion of the relevant quarterly period. In the event that an


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error is discovered in the calculation of the amount or amounts payable to
Licensor, the party that received the benefit of the error shall promptly thereafter pay to the other the amount of overpayment or underpayment, as the case may be. An underpayment by Company based on an error in such calculation shall not be deemed to be a breach of this Agreement so long as the calculation was made in good faith. If any underpayment by Company for a period examined by Licensor is 3% or more, Company shall pay Licensor's reasonable out-of-pocket costs with respect to such examination and the next subsequent reexamination. Receipt or acceptance by Licensor of any statement, or any of the sums paid hereunder, shall not preclude Licensor from challenging the correctness of a royalty statement, or any part or portion thereof, at any time.

         10. PAYMENTS. All payments to Licensor pursuant to this Agreement shall be made by wire transfer as follows:

             Huntington National Bank
             917 Euclid Avenue
             Cleveland, Ohio 44115
             Name:  Nancy Lopez Enterprises, Inc.
             ABA Route No. 044-000024
             Account No. 03668644096

             (Please note the name of the payee and the purpose of the payment.)

Past due payments hereunder shall bear interest at the rate of (i) one and one-half percent (1.5%) per month, or (ii) the maximum interest rate permissible under law, whichever is less. All payments hereunder shall be subject to deduction of the relevant governmental withholding tax, but shall otherwise be paid without deduction of any cable charges, bank charges, remittance charges, or any other fees or expenses.

         11. APPROVAL OF LICENSED PRODUCTS. (a) Company agrees that Licensor shall have the right, in advance of sale, to approve or disapprove, in good faith, the quality, style, colors, appearance, material and/or workmanship of all Licensed Products and the packaging therefor, and to approve or disapprove any and all endorsements, trademarks, trade names, designs and logos (whether using Golfer Identification or not) used in connection with Licensed Products. Company shall not distribute or sell any such Product which has not been approved by Licensor or which is, at any time, disapproved by Licensor in accordance with the provisions hereinbelow. It is agreed that the grounds for rejection or disapproval by Licensor shall be limited to substantial concerns expressed by Golfer.

         (b) Before selling or distributing any Licensed Products hereunder, Company shall submit to Licensor, at the address set forth herein, for its examination and approval or disapproval, a production sample thereof together with its containers, labels and the like. Licensor agrees that it will promptly examine and either approve or disapprove such samples, and that Licensor will promptly notify Company of its approval or disapproval. Licensor agrees that if it disapproves of any item it will advise Company of the specific reasons in each case. Licensor agrees that any item submitted for approval hereunder at the address set forth herein may be deemed by Company to have been approved hereunder if the same is not disapproved in


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

writing within ten (10) days after receipt thereof. In all instances, Licensor's approval shall not be unreasonably withheld.

         12. APPROVAL OF USE OF GOLFER IDENTIFICATION. (a) Company agrees that Licensor shall have the right to approve or disapprove in advance the contents, appearance and presentation of any and all materials which incorporate the Golfer Identification. Company agrees that it will not produce, publish or in any manner distribute any such materials which have not been approved in advance by Licensor or which are, at any time, disapproved by Licensor in accordance with the provisions hereinbelow. In all instances, Licensor's approval shall not be unreasonably withheld.

         (b) Before producing, publishing or distributing any materials hereunder, Company shall submit to Licensor, at the address set forth herein, for its examination and approval or disapproval, a sample thereof together with text, coloring and a copy of any photograph proposed to be used. Licensor agrees that it will promptly examine and either approve or disapprove such sample material, and that Licensor will promptly notify Company of its approval or disapproval. Licensor agrees that it will not unreasonably disapprove any sample material and, if any is disapproved, that Company will be advised of the specific reasons in each case. Licensor agrees that any item submitted for approval hereunder at the address set forth herein may be deemed by Company to have been approved hereunder if the same is not disapproved in writing within ten (10) days after receipt thereof.

         13. NOTICES AND SUBMISSIONS. (a) All notices or submissions to be made or delivered by Company to Licensor pursuant to this agreement shall be delivered to the address of Licensor as follows:

                           Nancy Lopez Enterprises, Inc.
                           c/o International Management, Inc.
                           IMG Center, Suite 100
                           1360 East 9th Street
                           Cleveland, Ohio 44114-1782
                           Attention:  Sherry Whay

All such materials shall be delivered to Licensor free of all charges such as, for example, shipping charges or customs charges. In the event that any such charges are paid by Licensor, Company agrees to make prompt reimbursement.

         (b) All notices or submissions to be made or delivered by Licensor to Company pursuant to this Agreement shall be delivered to the address of Company as follows:

                           S2 Golf, Inc.
                           18 Gloria Lane
                           Fairfield, New Jersey 07004
                           Attention:  Douglas Buffington


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

         14. PRODUCTS FOR THE USE OF GOLFER. During the Contract Period, Company shall supply Licensor, at no charge, with such amounts of Licensed Products as Licensor may reasonably request for Golfer's and Golfer's family's personal use as and when Licensor so requests up to a maximum aggregate value of $5,000 per Contract Year based on Net Sales Price.

         15. TRADEMARKS. (a) Licensor represents and warrants that there is set forth in subparagraph (g) immediately below a full and complete list of all trademark registrations and applications owned or controlled by Licensor and/or Golfer, anywhere in the world in those trademark classes which relate to the Licensed Products (not including those registrations and applications, if any, filed on behalf of Licensor or Golfer by the Company). Licensor agrees that it will use its diligent efforts, at its own expense, to maintain in effect those registrations set forth in subparagraph (g) immediately below.

         (b) If, at any time during the Contract Period, Company should intend or desire to create and use in connection with Licensed Products any new or additional names, words, logos, designs or devices which include any part of the Golfer Identification (such a newly-created mark being hereinafter referred to as a "Golfer Logo"), then and in such event Company may at its election and at its cost and expense create one or more sample proposed Golfer Logos and submit the same to Licensor. Licensor shall have the right to approve or disapprove any such proposed Golfer Logo in its sole discretion within 30 days after receiving Company's request for such approval, and Company agrees it will not make any use of any proposed Golfer Logo until the same shall have been approved in writing by Licensor. If Licensor fails to respond within such 30-day period, Licensor shall be deemed to have approved such use of the proposed Golfer Logo.

         (c) Following approval by Licensor of the Golfer Logo, as described immediately above, Licensor agrees that Company shall have the right to undertake procedures to apply for and seek registration of such Golfer Logo in the name of Golfer (or such other name as Licensor may from time-to-time notify Company) in any one or more countries or territories of the world (as Company may select) in any trademark class or classes which relate to Licensed Products. Company agrees to use its diligent efforts to obtain final registration of such applications, but the parties hereto acknowledge that the Golfer Logo may or may not be capable of registration in one or more countries of the world in one or more trademark categories.

         (d) All costs and expenses of Licensor in filing those trademark applications, and in applying for and seeking the registrations, referred to in the subparagraph immediately above, including, without limitation, trademark search fees, trademark filing fees, the fees and expenses of local trademark attorneys (which will be retained in consultation with Licensor's trademark counsel) and all other fees, costs and expenses related thereto, shall be paid by Company, and Company shall record such expenses in an account referred to as the "Trademark Account." Company agrees to maintain receipts and other evidence of payment of all expenses recorded in the Trademark Account. All costs and expenses set forth in the Trademark Account shall be solely for the account of Company, provided, however, that if Licensor requires Company to transfer such Licensed Trademarks or Company Trademarks to Licensor pursuant to Section 15(n) hereof, Licensor shall reimburse Company for all reasonable expenses recorded in the Trademark Account that are directly related to filing such trademark applications and applying for and seeking such registrations. Such reimbursement shall be made within thirty (30) days following such transfer.

         (e) Upon the registration of the Golfer Logo in any trademark class in any country or territory of the world (each such registration being hereinafter referred to as a "Licensed Trademark"), Licensor agrees to grant and does hereby grant to Company the exclusive right to use such Licensed Trademark within the relevant trademark class within the relevant jurisdiction on or in connection with Licensed Products, which right shall be coextensive and coterminous with the rights hereinbefore granted to Company for the use of the Golfer Identification. Upon the prior consent of the Company (which consent shall not be unreasonably withheld), Licensor shall be permitted to use any Golfer Logo in connection with any company affiliated with Licensor or any item, class of items of provision of services, provided such items or services are not Products, as defined herein.

         (f) Any other provisions herein to the contrary notwithstanding, if Company shall intend or desire to manufacture, advertise, distribute or sell Licensed Products with the use of any one or more of the Golfer Logos in any one or more countries or territories of the world in any trademark class or classes whether or not the relevant mark has theretofore been registered, such use shall be at the sole risk and liability of Company.

         (g) Licensor represents that Golfer is the owner of U.S. trademark registration No. 2,254,421 registered June 15, 1999, in International Class 28 for the spirit symbol and Japanese trademark registration No. 1,571,425, registered March 28, 1993, in Japanese Class 17 (apparel) for the mark NANCY LOPEZ.

         (h) Company agrees that it will not, during the Contract Period, sanction any other party to use any mark identical with or confusingly similar to any part of the Golfer Identification, except to the extent permitted by the license herein granted or sublicenses permitted hereunder.

         (i) Company agrees that nothing herein contained shall give to Company any right, title or interest in any Golfer Logo, or any other part of the Golfer Identification (except the licensed rights in accordance with this Agreement), and that each and every part of the Golfer Identification and any mark registered pursuant to this paragraph is the sole property of Licensor and that any and all use by Company of any part of the Golfer Identification, and the goodwill arising therefrom, shall inure to the benefit of Licensor.

         (j) Company agrees never to raise or to cause to be raised any question concerning, or objection to the validity of, the Golfer Identification or the right of Licensor thereto, on any grounds whatsoever.

         (k) Company agrees that it will not, during the Contract Period or thereafter, file any application for any mark (other than in the name of Licensor or Golfer as provided herein), or obtain or attempt to obtain ownership of any mark or trade name, in any country of the world, which refers to or is suggestive of the name Nancy Lopez, any other part of the Golfer Identification, or any mark, design or logo intended to identify Golfer.

         (l) In the event that Licensor makes application for trademark registration of any part of the Golfer Identification, Company agrees to provide Licensor all reasonable assistance towards obtaining such registration, including the execution of documents deemed necessary or desirable by Licensor.

         (m) In no event shall a Golfer Logo, or any other part of the Golfer Identification, be commingled with any Company Trademarks, or elements thereof, in such a manner as to create a separate logo or trademark.

         (n) The Company represents and warrants that a full and complete list of all Company Trademarks which relate to the Licensed Products is attached as EXHIBIT B hereto. The Company agrees that it will use its diligent efforts, at its own expense, to maintain in effect such registrations and any Licensed Trademarks or Company Trademarks related to the Licensed Products registered after the date hereof. Upon termination or expiration of this Agreement, the Company shall promptly transfer to Golfer all Licensed Trademarks and Company Trademarks related to the Licensed Products. In the event the Company is not able to so transfer the Licensed Trademark and Company Trademarks under applicable law, the Company shall grant Golfer an exclusive license in such Licensed Trademarks and Company Trademarks for so long as Golfer requests at no cost to Golfer; provided, however, if (i) this Agreement is terminated pursuant to Section 19 hereof as a result of Licensor's failure to observe or perform any of the covenants, agreements or obligations hereunder, or (2) Licensor elects not to renew for the Renewal Period pursuant to Section 24 hereof, then Licensor shall pay Company twenty-five percent (25%) of all amounts received by Licensor in connection with Products sold under such Company Trademarks for the remainder of the Contract Period and the Renewal Period.

         16. TRADEMARK INDEMNITY. (a) In the event a third party should make or file against Company any claim or action in which it is alleged that use by Company of the Golfer Identification (other than the Golfer Trademarks) in compliance with this Agreement (and not together with any other intellectual property) infringes the trademark rights of such claimant, then Company shall promptly notify Licensor of such claim, and thereafter Licensor shall undertake diligent efforts to have such claim withdrawn, compromised, or defended. In this connection, Company shall cooperate with Licensor's efforts (for example, by providing Licensor at Licensor's request with evidence of Company's use of the Golfer Identification in advertising, labels, packaging and otherwise).

         (b) Licensor shall, at its sole expense and in accordance with its own reasonable business judgment, take whatever steps it deems necessary or appropriate to finally dispose of such claim (including, at Licensor's election, defending any legal action to final judgment). If such claim is disposed of by the payment of money to the claimant, Licensor shall be solely responsible for such payment. If such claim is disposed of by an agreed suspension in the sales of Licensed Products or limitation on the items of merchandise on which the Golfer Identification may be used (or if any court shall direct such suspension or limitation), then Company shall, upon notice from Licensor to that effect, so suspend or limit its sales of Licensed Products. Licensor shall not agree to any such suspension without first consulting with

Company and attempting to secure an adequate sell-off period for inventory on hand and in process.

         (c) If Company is required to so suspend or limit its sales of Licensed Products, then the Fixed Royalty which would otherwise have been payable during the period after the occurrence of such event shall be suspended or reduced pro-rata by the proportion of Company's sales of Licensed Products made in such territory, but Licensor shall not otherwise be responsible for any damages suffered by Company as a result of such suspension or limitation, and such suspension or limitation shall not terminate or constitute a default by Licensor of this Agreement. If as a result of suspension or limitation upon Company's sales of Licensed Products, Company shall reasonably determine that its efforts to advertise, promote and sell Licensed Products is no longer commercially feasible, Company shall have the right, at its election, by written notice to Licensor, to elect to terminate this Agreement. Upon such termination, if Company's losses as a result of such suspension or reduction exceed the amounts that would have been due Licensor, Licensor shall reimburse Company for such excess, subject to the limit on liability contained in Section 28 hereof; provided, however, Licensor shall not be required to reimburse Company to the extent such losses relate to the Golfer Trademarks.

         (d) Neither Licensor nor Golfer is responsible for initiating action against, enjoining or otherwise attempting to dissuade any person or entity not licensed by Licensor or Golfer, including without limitation, any former licensee of Licensor or Golfer, the media or any advertiser, promoter or other entity, which in contravention of this Agreement or otherwise makes unauthorized use of anything, including without limitation, any unauthorized use of the Golfer Identification, in promoting or advertising any product (or products) or services whatsoever, including without limitation, any products which are the same as or similar to or directly competitive with the Company Products. Neither Licensor nor Golfer shall incur any liability to Company or any third party arising out of any such activity by any such person or entity. If there should occur any infringement of the Golfer Identification by third parties, Licensor shall have the right in the first instance to take action at its sole expense in response to any such infringing activities. In the event that Licensor fails to file suit to seek injunctive relief and/or damages for such infringing activities within thirty (30) days of learning of such activities, Company shall have the right to file such a suit at its sole expense. Each party agrees to consult with the other with regard to any suits filed pursuant to this Section, and to execute such consents or other documents as may be reasonably necessary for the other party to file or pursue a suit (for example, a consent for Company to file suit in Licensor's or Golfer's name) pursuant to this Section. Any monetary proceeds of any enforcement action taken pursuant to this Section shall be retained by, and be the sole property of, the party taking the enforcement action or, if both parties participate in such action, the proceeds shall be divided pro rata based on the amounts expended by each party in pursuing the action.

         17. LABELS. Company agrees that each Licensed Product advertised, promoted, distributed and sold by Company shall have affixed thereto a permanent label or imprint stamped on the container or packaging for Licensed Products which includes some element of the Golfer Identification. It is understood that each unit of Licensed Products shall have affixed thereto, either on the product itself, or on the packaging therefor, a trademark which identifies Company.

         18. COMPANY INDEMNITY INSURANCE. (a) Company agrees to protect, indemnify and save harmless Licensor and Golfer, or either of them, from and against any and all expenses, damages, claims, suits, actions, judgments and costs whatsoever, including reasonable attorneys' fees, arising out of, or in any way connected with, any claim or action for personal injury, death or property damage resulting from actual or alleged defects in Licensed Products, or any breach by Company of any statutory or regulatory obligation; any actual or alleged infringement by Company of the patent rights, copyrights, trademarks, design rights, personal or proprietary rights of any third party (not including any claim falling within the scope of Licensor's indemnity set forth above); any use of the Golfer Identification; or any services of Golfer hereunder.

         (b) Company shall provide and maintain, at its own expense, commercial general liability insurance, including product liability and advertising injury coverage, with limits of not less than Five Million Dollars ($5,000,000.00), and shall cause such policy to be endorsed to state that Licensor and Golfer are additional named insureds thereunder. A certificate of insurance evidencing such coverage shall be furnished to Licensor within thirty (30) days of the full execution of this Agreement. Such insurance policy shall provide that the insurer shall not terminate or materially modify such policy or remove Licensor or Golfer as additional named insured without prior written notice to Licensor at least twenty (20) days in advance thereof.

         19. TERMINATION. (a) If either party at any time during the Contract Period shall fail to observe or perform any of the covenants, agreements, or obligations hereunder, the non-defaulting party may terminate this Agreement as follows: (i) upon a monetary default, ten (10) days after the defaulting party shall have received written notice of such failure to make payment, or (ii) upon a non-monetary default, thirty (30) days after the defaulting party shall have received written notice specifying such default if such default has not been cured within such thirty-day notice period.

         (b) Licensor may terminate this Agreement upon thirty (30) days' prior notice to the Company, if at any time during the Contract Period Licensor disapproves Licensed Products submitted to Licensor pursuant to Section 11, and Company does not remedy the reasons for such disapproval within six (6) months after Licensor's notice to the Company of such disapproval.

         (c) Company may terminate this Agreement if Golfer (i) dies, or (ii) commits any act of moral turpitude resulting in a conviction under applicable foreign, federal, state or local law and which, in the Company's good faith opinion destroys or significantly lessens the value of the Golfer Identification for purposes contemplated hereunder.

         (d) Failure to terminate this Agreement pursuant to this section shall not effect or constitute a waiver of any remedies the non-defaulting party would have been entitled to demand in the absence of this section, whether by way of damages, termination or otherwise. Termination of this Agreement for whatever reason shall be without prejudice to the rights and liabilities of either party to the other in respect of any matter arising under this agreement.

         20. CHANGE IN CONTROL. Company shall give Licensor prior written notice of any proposed change in control (as defined below) in the Company and Licensor shall have thirty (30) days to consent to such change in control, which consent shall not be unreasonably withheld. In the event Licensor does not consent to such change in control, Licensor may terminate this Agreement upon thirty (30) days' prior notice to the Company. For purposes of this Agreement, a "change in control" shall be deemed to occur if any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) other than Mr. Richard M. Maurer, Mr. Robert L. Ross or Wesmar Partners Limited Partnership, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities in a single transaction or a series of related transactions.

         21. PROHIBITION ON PREMIUM SALES. Company agrees that Licensed Products will not be sold or otherwise supplied to any third party if such Licensed Products are intended to be given away free of charge or sold at a substantial discount by such third party as a part of any plan intended to promote the products, services or business of any third party, provided, however, with the prior written consent of Licensor in each case, Company shall be permitted to supply Licensed Products to charities and other not-for-profit groups at no cost to such charities or groups.

         22. CINDY DAVIS. Unless specifically prohibited by the terms of a subsequent employment agreement entered into by Cindy Davis ("Davis") and a third party, Davis shall be involved with Licensor and Golfer in a consulting capacity on behalf of the Company for a period of not less than six months after the date hereof.

         23. PRODUCTION STANDARDS. In connection with the manufacture and production of the Licensed Products, Company: (a) will comply with all applicable laws and regulations regarding occupational safety and health, compensation, hours of work and benefits; (b) will not use forced labor in any form, whether imprisoned, indentured, bonded or otherwise; (c) will not employ any person under the age of 15 or the age prescribed by applicable local laws and regulations, whichever is higher; and (d) will not pay its employees less than the applicable minimum wage or, if there is no applicable minimum wage, the prevailing industry wage.

         24. OPTION TO EXTEND. Provided neither party is then in default under the terms and conditions of this Agreement (or if in default, such default has been specifically waived in writing by the non-defaulting party), this Agreement shall be extended automatically for an additional three-year period (the "Renewal Period") commencing January 1, 2008, unless one of the parties hereto provides, not less than 180 days prior to the end of the then current Contract Period, written notice to the other that it does not want this Agreement to so extend. The Renewal Period shall be subject to all of the terms and conditions of this Agreement.

         25. FORCE MAJEURE. If at any time during the term of this Agreement, a party is prevented from or hampered or interrupted or interfered with in any manner whatever in fully performing its duties hereunder (other than the delivery of remuneration), by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, whether legislative, executive or judicial (whether or not later repealed or determined to be invalid), act of God, earthquake, flood, fire, epidemic, accident, explosion, casualty, lockout, boycott, strike, labor controversy (including but not limited to threat of lockout, boycott or strike), riot, civil disturbance, war or armed conflict (whether or not there has been an official declaration of war or official statement as to the existence of a state of war), invasion, occupation, intervention of military forces, act of public enemy, embargo, delay of a common carrier, inability without fault to obtain sufficient material, labor, transportation, power or other essential commodity required in the conduct of its business; or by reason of any other cause or causes of any similar nature (all of the foregoing being herein referred to as an "event of force majeure"), then obligations of the party affected by the incident of force majeure (other than the delivery of remuneration) shall be suspended as often as any such event of force majeure occurs and during such periods of time as such event exists and such nonperformance shall not be deemed to be a breach of this Agreement.

         26. USE OF GOLFER IDENTIFICATION AFTER TERMINATION. It is understood and agreed by Company that from and after the termination or expiration of the Contract Period, all of the rights of Company to the use of the Golfer Identification shall, except as hereinafter expressly provided in the paragraph next following, cease absolutely, and Company shall not thereafter manufacture or sell any item whatsoever with the use of the Golfer Identification or use the Golfer Identification in any way whatsoever.

         27. INVENTORY OF LICENSED PRODUCTS ON TERMINATION. Any Licensed Products that have been manufactured by or for Company or which were in the process of manufacture by Company prior to the early termination or expiration of the Contract Period, may be sold by Company during the two hundred seventy
(270) day period next following the date of termination, provided that:

         (a) Company is not in default of any term or condition of this Agreement;

         (b) the quantity of such Licensed Products in inventory at the time of such termination is not in excess of a reasonable quantity taking into account Company's sales requirements for Licensed Products;

         (c) Company shall furnish to Licensor within thirty (30) days after the effective date of the termination of the Contract Period a written statement of the number and description of such Licensed Products in inventory as of the effective date of termination;

         (d) Company shall continue to pay to Licensor with respect to such Percentage Royalty payments at the rate specified in Paragraph 8(b) hereof without credit or set-off of any other amounts; and

         (e) earned Percentage Royalty amounts payable pursuant to this Paragraph shall be paid within thirty (30) days following the end of said sell-off period.

         28. LIMIT OF LIABILITY. Notwithstanding anything to the contrary contained herein, in the event Company incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys' fees) in connection herewith, Licensor's liability to Company hereunder (including, but not limited to, pursuant to the indemnification provisions hereof) shall not exceed cash fees, excluding reimbursement of expenses, actually paid to Licensor by Company hereunder during the Contract Period and the Renewal Period, if any. In no event shall Licensor be liable for any consequential, punitive, indirect, incidental, reliance, or special damages, whether or not Licensor has been advised about the possibility thereof. It is understood Golfer is not a party hereto and has no liability hereunder but is an intended specific third party creditor beneficiary hereof.

         29. WAIVER. The failure of either party at any time or times to demand strict performance by the other of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof and each may at any time demand strict and complete performance by the other of said terms, covenants and conditions.

         30. BANKRUPTCY. If Company shall become bankrupt or insolvent, or if Company's business shall be placed in the hands of a receiver, assignee or trustee, whether by voluntary act of Company or otherwise, the Contract Period shall, at the election of Licensor, immediately terminate.

         31. ASSIGNMENT. This Agreement shall bind and inure to the benefit of Licensor, and the successors and assigns of Licensor. The rights granted Company hereunder shall be personal to it and shall not, without the prior written consent of Licensor, be transferred or assigned (by operation of law or otherwise) to any other party, which consent shall not be unreasonably withheld. Likewise, Licensor may not assign its rights or obligations hereunder to any third party other than Golfer or another entity controlled by Golfer without the Company's prior written consent, which consent shall not be unreasonably withheld. In the event of the merger or consolidation of Company with any other entity, and in the event that Company is not the surviving entity, Licensor shall have the right to terminate the Contract Period by so notifying Company in writing on or before sixty (60) days after Licensor has received notice of such merger or consolidation.

         32. SIGNIFICANCE OF HEADINGS. Section headings contained herein are solely for the purpose of aiding in speedy location of subject matter and are not in any sense to be given weight in the construction of this agreement. Accordingly, in case of any question with respect to the construction of this agreement, it is to be construed as though such section headings had been omitted.

         33. ENTIRE AGREEMENT. This writing constitutes the entire agreement between the parties hereto and may not be changed or modified except by a writing signed by the party or parties to be charged thereby.

         34. GOVERNING LAW; ARBITRATION. This agreement shall be governed and construed according to the laws of the State of Ohio without regard to conflict of laws. The parties agree to submit to arbitration any dispute related to this Agreement and agree that the arbitration process shall be the exclusive means for resolving disputes which the parties cannot resolve. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of the American Arbitration Association ("AAA") as modified herein. Arbitration proceedings shall take place in Cleveland, Ohio, before a single arbitrator who shall be a lawyer. All arbitration proceedings shall be confidential. Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. In connection with any arbitration provisions hereunder, each party shall have the right to take the deposition of one individual and any expert witness retained by the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of Ohio courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of Ohio could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.

         35. RESERVATION OF RIGHTS. All rights not herein specifically granted to Company shall remain the property of Licensor to be used in any manner Licensor deems appropriate. Company understands that Licensor has reserved the right to authorize others to use Golfer Identification during the Contract Period in connection with all tangible and intangible items and services other than Products themselves. Likewise, Licensor understands that the Company has and will have the right, during the Contract Period and thereafter to contract with others for and in connection with endorsement, marketing and sale of all tangible and intangible items, including Products. Further, Licensor agrees neither to authorize nor permit any caddie or other support staff person of Golfer to display any logo, trademark or provide an endorsement for any Competitor while performing duties for Golfer at any golf tournament, exhibition, clinic or similar golf-related event in which Golfer is participating publicly.

         36. NO PARTNERSHIP. This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between Licensor and Company. Neither party shall have any right to obligate or bind the other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third person.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representative to execute this agreement to be executed as of the date first above written.

S2 GOLF, INC.                                     NANCY LOPEZ ENTERPRISES, INC.


By   /s/ Douglas A. Buffington                    By  /s/ Nancy Lopez
     ------------------------------------------       ---------------
     Name:    Douglas A. Buffington                   Name:    Nancy Lopez
     Title:   President and Chief Operating           Title:   President
                Officer

                                    EXHIBIT A
                                    ---------

                                  S2 GOLF INC.

                             STOCK OPTION AGREEMENT
                             ----------------------

         THIS STOCK OPTION AGREEMENT, is made as of this ____ day of___________ (being the date this option is granted) by and between S2 GOLF INC. (hereinafter called the "Company") and Nancy Lopez Enterprises, Inc. (hereinafter called the "Optionee"), a consultant to the Company. The Company and the Consultant are hereinafter sometimes referred to individually as a "Party" and collectively as the "Parties".

         WHEREAS, pursuant to a certain Licensing Agreement, made and entered into as of this ___ day of July, 2000, by and between the Optionee and the Company (the "Licensing Agreement"), the Optionee has, among others, agreed to grant certain rights and provide certain services on a consulting basis to the Company; and

         WHEREAS, in accordance with Section 7(d) of the Licensing Agreement and in partial consideration for such grant of rights and the performance of such services, the Company desires to grant to the Optionee an option to purchase ___ shares of the Company's common stock ("Shares") on the terms and conditions contained herein;

         NOW, THEREFORE, the Parties do agree as follows:

         Section 1. GRANT OF OPTION. The Company hereby grants to the Optionee the option of purchasing Shares, at the price and subject to the terms and conditions as hereinafter set forth. The option rights granted hereunder are hereinafter called the "Option Rights."

         Section 2. OPTION PRICE. The option price per share is the fair market value of a share of the Company's common stock on the date hereof (the "Option Price"), with fair market value determined as provided in Section 2.03 of the S2 Golf Inc. 1998 Employee Stock Plan (the "Plan").

         Section 3. VESTING. The Option Rights shall be exercisable by the Optionee as of the date hereof.

Notwithstanding any other provision hereof, this option shall not be exercisable after the expiration of ten (10) years from the date this option is granted, or upon such earlier expiration date as may be provided by Sections 4 and 8.

         Section 4. TRANSFERABILITY. Neither the Option nor the Option Rights shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, assignment or other encumbrance or disposition of the Option or the Option Rights or the levy of any execution, attachment or similar process shall be null and void and without effect.

         Section 5. TERM: MANNER OF EXERCISE. Subject to the terms and conditions hereof, the Option Rights may be exercised from time to time in whole or in part prior to the tenth (10th) anniversary of the date hereof by delivering to the Company at its principal place of business a written notice, signed by the person entitled to exercise the Option Rights, stating the Optionee's election to exercise the Option Rights and stating the number of Option Rights to be exercised. Such notice shall, as an essential part thereof, be accompanied by the payment of the full Option Price of the Shares then to be purchased and the amount, if any, required to be withheld for Federal, state and local tax purposes on account of the exercise of the Option Rights; provided that, at Optionee's election, the Company may withhold Shares pursuant to
Section 15 for such purpose. The Option Rights shall be deemed exercised as of the date that the Company receives such notice and payment. Payment of the full Option Price may be made in cash, certified check, or shares of capital stock the Company having a fair market value (as defined in the Plan) on the date of exercise equal to the full Option Price, or by any combination of cash and shares of such capital stock. Upon the proper exercise of an Option Right, the Company or its transfer agent shall issue to the Optionee certificates for the Shares purchased. As holder of the Option Rights, the Optionee shall have no rights as Shareholder or otherwise in respect of any of the Shares as to which the Option Rights shall not have effectively been exercised.

         Section 6. COMPLIANCE WITH SECURITIES LAWS; LEGEND ON SHARE
CERTIFICATE.

         (a) The Company will use its best efforts to maintain in effect a registration statement on Form S-8 with respect to the Shares. Neither the Option nor the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws (the Securities Act and such state laws being hereinafter sometimes referred to as the "Securities Laws"). The Shares shall not be transferable except pursuant to the provisions of the Securities Laws. The Optionee represents that, if and to the extent the Optionee exercises the Option, the Optionee (i) is acquiring the Shares for the Optionee's own account and not with a view to reselling, splitting, sharing or otherwise participating in a distribution thereof in violation of any Securities Laws, (ii) understands that the effect of such representation is that the Shares must be held indefinitely unless subsequently registered under the Securities Laws or an exemption from such registration is available at the time of any proposed sale or other transfer thereof, (iii) understands that the Corporation is under no obligation to register the Shares for resale, and (iv) is fully familiar with the circumstances under which the Optionee is required to hold the Shares and the limitations upon transfer or other disposition thereof.

         (b) The Optionee agrees that each certificate for Shares issued upon the exercise of the Option shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  The shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the state securities or blue sky laws of any state. Such shares may not be sold or transferred except pursuant to an effective registration statement under the Act or an opinion of counsel satisfactory to the Company that such registration is not required. Further, the sale or other transfer of such shares is subject to certain restrictions, options and rights contained in a certain Stock Option Agreement by and between the registered owner and S2 Golf Inc., as the same may be amended from time to time, to which reference is hereby made for a full statement of the provisions thereof. A copy of said Agreement will be furnished to any stockholder on request in writing and without charge.

         Section 7. RECAPITALIZATION; REORGANIZATION. In the event that at any time prior to the expiration of this option each of the outstanding Shares (except Shares held by dissenting shareholders) shall be changed to or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then for all purposes of this option (i) there shall be substituted for each Share purchasable hereunder the number and kind of shares of stock or other securities into which each such Share shall be so changed, or for which each such Share shall be so exchanged, (ii) the option price shall be appropriately adjusted (if necessary) by the Company's Board of Directors to reflect such transaction, and (iii) the shares or securities so substituted for each such Share shall be subject to purchase at the option price, as adjusted. In the event that the Company shall issue a stock dividend in Common Shares with respect to the Shares, the number of Shares then purchasable hereunder shall be adjusted by adding to each such Share the number of Shares which would have been distributed as a stock dividend thereon had such Share been outstanding on the record date for payment of the stock dividend, and each such Share together with said additional Common Shares shall be purchasable at the option price, adjusted if necessary to reflect such dividend. In the event that there shall be any other change in the number or kind of outstanding Shares or other securities of the Company, or of any shares of stock or other securities into which Shares shall have been changed or for which they shall have been exchanged, then the Board of Directors may make such adjustment in the number or kind of shares of stock or other securities subject to purchase, and the option price, as above provided, as the Board, in its sole discretion, may determine is equitably required by such change, and such adjustments so made shall be effective and binding for all purposes of this option. Anything to the contrary herein notwithstanding, the Optionee shall not be entitled to purchase a fraction of a Share under this option.

         Section 8. LIQUIDATION OR DISSOLUTION. If the Company shall liquidate or dissolve, the Company shall give written notice thereof to the Optionee at least thirty (30) days prior thereto, and the Optionee shall have the right within said thirty(30)-day period (but within the term specified in Section 7) to exercise the Option Rights in full to the extent not previously exercised or terminated. To the extent that the Option Rights shall not have been exercised on or prior to the effective date of such liquidation or dissolution, the Option Rights shall terminate on said date, unless they are assumed by another corporation.

         Section 9. NO CONTINUED EMPLOYMENT. Nothing herein shall be deemed to limit in any way either Party's right to terminate the Licensing Agreement in accordance with its terms at any time.

         Section 10. MODIFICATIONS AND WAIVERS. No provisions of this Stock Option Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors and is agreed to in writing, and signed by the Optionee and by an executive officer of the Company. No waiver by either Party of any breach by the other Party or any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         Section 11. ENTIRE AGREEMENT. This Stock Option Agreement constitutes the entire agreement of the Parties relating to the subject matter hereof, and there are no written or oral terms or representations made by either party other than those contained herein.

         Section 12. STOCK OPTION PLAN. The Board of Directors shall have authority, subject to the express provisions of the Plan and this Agreement, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Stock Option Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All actions by the Board under the provisions of this paragraph shall be conclusive for all purposes. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by its terms, all of which are incorporated herein by reference. Notwithstanding any provisions hereof, this Agreement shall be subject to all of the provisions of the Plan as from time to time in force consistently with the provisions thereof.

         Section 13. NOTICES. Any notice hereunder shall be in writing, and delivered or sent by first-class U.S. mail, postage prepaid, addressed to:

                       (i)      if to the Company, at:
                                S2 Golf Inc.
                                16 Gloria Lane
                                Fairfield, NJ  07004
                                Attn:  Douglas Buffington, President

                       (ii)     if to Optionee, at:
                                Nancy Lopez Enterprises, Inc.
                                IMG Center, Suite 100
                                1360 East 9th Street
                                Cleveland, Ohio  44114
                                Attn:  Sherry Whay

subject to the right of either Party, by written notice hereunder, to designate at any time hereafter some other address.

         Section 14. COMPLIANCE WITH LAW AND REGULATIONS. The Option Rights and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Notwithstanding any other provision of this Agreement, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law.

         Section 15. WITHHOLDING. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any Federal, state and local taxes required by law to be withheld or collected with respect to the Option.

         Section 16. CHOICE OF LAW. This Agreement shall be construed in accordance with and be governed by the laws of the State of New Jersey.

         Section 17. DISPUTES. The Parties agree to submit to arbitration any dispute related to this Agreement and agree that the arbitration process shall be the exclusive means for resolving disputes which the Parties cannot resolve. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of the American Arbitration Association ("AAA") as modified herein. Arbitration proceedings shall take place in Cleveland, Ohio, before a single arbitrator who shall be a lawyer. All arbitration proceedings shall be confidential. Neither Party shall disclose any information about the evidence produced by the other Party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a Party shall give the other Party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. In connection with any arbitration provisions hereunder, each Party shall have the right to take the deposition of one individual and any expert witness retained by the other Party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each Party bears the burden of persuasion of any claim or counterclaim raised by that Party. The arbitration provisions of this Agreement shall not prevent any Party from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations for which such Party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the Parties hereby consents to the jurisdiction of Ohio courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of Ohio could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.

         Section 18. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have executed this Stock Option Agreement as of the day and year first above written.

                                         S2 GOLF INC.


                                         By:
                                             -------------------------------

                                         NANCY LOPEZ ENTERPRISES, INC.


                                         By:
                                             -------------------------------

                                    EXHIBIT B
                                    ---------

                               Company Trademarks



None.

                                    EXHIBIT C
                                    ---------

                          NANCY LOPEZ ENTERPRISES, INC.
                              IMG Center, Suite 100
                              1360 East 9th Street
                              Cleveland, Ohio 44114

July 31, 2000


S2 Golf, Inc.
18 Gloria Lane
Fairfield, New Jersey 07004

Re:      LETTER OF INDUCEMENT

Gentlemen and Ladies:

In order to induce your company, S2 Golf, Inc. ("Company"), to enter into a certain proposed Agreement dated July 31, 2000 (the "Agreement," copy attached) with Nancy Lopez Enterprises, Inc. ("Enterprises"), in accordance with which Enterprises has agreed to supply to Company certain of my services and certain rights to the use of my name, likeness, image and trademarks, the undersigned hereby warrants, represents and confirms to Company the following (terms not otherwise defined herein shall have the meanings set forth in the Agreement):

1. I have agreed with Enterprises to provide to Company all of my services as are described in the Agreement,

2. I have granted to Enterprises the right to grant to Company the right to use my name, likeness, image and endorsement in accordance with the terms of the Agreement and have not granted and will not grant for the duration of the Contract Period rights to any other party inconsistent with Company's rights under the Agreement with respect to the Licensed Products,

3. I have no commitment, express or implied, with any third party which is in conflict with the terms, conditions and understandings set forth in the Agreement,

4. I shall not, during the term of the Agreement, withdraw the authorization provided to Enterprises as set forth above, or take any action contrary to or inconsistent (a) with such rights and authority granted to Enterprises or (b) the Agreement or the rights of Company therein and I will neither authorize nor permit any caddie or other support staff person working for me to display any logo, trademark or provide an endorsement for any Competitor while performing duties for me at any golf tournament, exhibition, clinic or other similar golf-related event in which I am participating publicly, and

S2 Golf, Inc.
July 31, 2000
Page 2

5. I am the sole shareholder of Enterprises and shall remain so during the term of the Agreement.

The representations, warranties and obligations hereinbefore set forth shall be binding upon my heirs, assigns and personal representatives in favor of Company, its successors and permitted assigns. It is understood that in the event of a breach of this letter of Inducement, Company's sole remedy shall be to terminate the Agreement pursuant to the terms thereof.

I hereby acknowledge and agree that the foregoing representations, warranties and obligations undertaken by me for the benefit of Company were a substantial material inducement to Company to enter into the aforesaid Agreement with Enterprises.

Sincerely,


/s/ Nancy Lopez
Nancy Lopez










                                      -2-